                                                       DISTRIBUTION CONTRACT

           This  Distribution  Contract dated as of the 1st day of July,  2002,  between  Thrivent  Investment  Management  Inc., a corporation  organized  under the laws of the State of Delaware and having a place of business in Appleton,  Wisconsin
(sometimes herein referred to as the  "Distributor"),  and The Lutheran  Brotherhood Family of Funds, a Delaware business trust organized  under the laws of Delaware and having a principal  place of business in  Minneapolis,  Minnesota  (sometimes  herein referred to as the "Trust") which offers shares of beneficial  interest in different  series or Sub-Trusts  representing  interests in different  portfolios of assets (each series of Shares (or  Sub-Trusts)  being referred to herein as a "Fund").  Each Fund may be divided into two or more classes of shares (the "Classes").  Presently,  the Trust has eleven Funds, namely the Lutheran
Brotherhood  Opportunity Growth Fund, Lutheran  Brotherhood Mid Cap Growth Fund, Lutheran  Brotherhood World Growth Fund, Lutheran
Brotherhood Growth Fund, Lutheran Brotherhood Fund, Lutheran Brotherhood Value Fund, Lutheran Brotherhood High Yield Fund, Lutheran
Brotherhood Income Fund, Lutheran  Brotherhood  Municipal Bond Fund, Lutheran Brotherhood Limited Maturity Bond Fund, and Lutheran
Brotherhood Money Market Fund (the  "Existing  Funds").  Each of the Existing  Funds  currently  consists of three Classes designated as the "Class A Shares",  "Class B Shares" and  "Institutional  Class Shares"  (collectively,  the "Shares").  In the event that hereafter the Trust  establishes  one or more  additional  Sub-Trusts (or Classes  thereof) with respect to which it desires to retain the  Distributor,  it shall so notify the Distributor in writing (the "Notice").  If the Distributor is willing to render such services on the terms provided for herein,  it shall execute and deliver the Notice to the Trust,  whereupon such
Sub-Trust  shall become a Fund hereunder (or such Class shall become a Class  hereunder) and such Notice shall be attached to this contract and when attached, shall be a part hereof.

           WITNESSETH:  In consideration of the agreements herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed:

           1.  APPOINTMENT OF THE DISTRIBUTOR.

           The Trust hereby  appoints the  Distributor as its exclusive  agent to sell and distribute  Shares of each Fund of the
Trust at the offering price thereof as from time to time determined  in the manner  herein  provided.  The  Distributor  hereby accepts such  appointment  and agrees  during the term of this  Contract to provide the services and to assume the obligations herein set forth.

           2.  SERVICES AND DUTIES OF THE DISTRIBUTOR.

               (a) The  Distributor agrees to arrange to sell, as exclusive agent for the Trust, from time to time during the term of this Contract,  shares of each Fund upon the terms described in each such Fund's  Prospectus(es).  As used in this Contract, the term "Prospectus"  shall mean any prospectus and the term "Statement of Additional  Information" shall mean any statement of additional information included in the Trust's Registration  Statement and the term "Registration  Statement" shall mean the
Registration  Statement,  including exhibits and financial  statements,  most recently filed by the Trust with the Securities and
Exchange  Commission and effective  under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of
1940, as amended (the "1940 Act"), as such Registration Statement is amended by any amendments thereto at the time in effect.

               (b) Upon  commencement of the continuous  public offering of Shares of any Fund of the Trust, the Distributor will hold itself available to receive orders  satisfactory to the  Distributor,  for the purchase of Shares of that Fund and will accept such order on behalf of the Trust as of the time of receipt of such orders and will transmit such orders as are so accepted to the
Trust's  Transfer Agent as promptly as  practicable.  Purchase  orders shall be deemed  effective at the time and in the manner set forth in a Fund's  Prospectus.  The Trust shall furnish the Distributor, with all possible promptness, advice regarding the determination of the net asset value per share of each Fund.

               (c) (i) CLASS A SHARES.  The  offering  price of the Class A Shares of a Fund shall be the net asset value (as described in the Master  Trust  Agreement of the Trust,  as amended from time to time and  determined  as set forth in the
Prospectus of such Fund and the Statement of Additional  Information)  per Share for that Fund next  determined  following receipt of an order plus the applicable sales charge, if any,  calculated in the manner set forth in the Fund's  Prospectus.  The
Distributor shall receive the entire amount of the sales charge,  if any, as  compensation  for its services  under this  Contract, however,  the  Distributor  may re-allow all or any portion of such sales charge to agents or employees of the Distributor or other persons involved in the sale of Class A Shares of a Fund.  Shares of a Fund may be sold at prices that reflect scheduled variations in, or elimination of, the sales charge to particular categories of investors or transactions in accordance with a Fund's Prospectus and the Statement of Additional Information; and

                    (ii) CLASS B SHARES.  The offering  price of the Class B Shares of a Fund shall be the net asset value (as described in the Master Trust  Agreement of the Trust,  as amended from time to time and determined  as set forth in the Prospectus of such Fund and the Statement of Additional  Information)  per Share for that Fund next  determined  following receipt of an order.
Class B Shares of Lutheran  Brotherhood  Limited  Maturity  Bond Fund and Lutheran Brotherhood  Money Market Fund shall be offered solely in exchange for Class B Shares of other Funds.  The Class B Shares (except for shares of Lutheran  Brotherhood  Limited
Maturity Bond Fund and Lutheran  Brotherhood  Money Market Fund as set forth in the Fund's Prospectus)  shall also be subject to a contingent deferred sales charge ("CDSC") as calculated in the manner set forth in the Fund's Prospectus.  The Distributor  shall receive the entire amount of the CDSC, if any, as compensation for its services under this Contract,  however,  the Distributor may re-allow all or any portion of such CDSC to agents or employees of the  Distributor.  Shares of a Fund may be sold at prices that reflect scheduled variations in, or elimination of, the CDSC to purchaser categories of investments or purchases in accordance with a Fund's Prospectus and the Statement of Additional Information.

                    (iii)  INSTITUTIONAL CLASS SHARES. The offering price of the Institutional  Class Shares of a Fund shall be the net asset value (as described in the Master Trust Agreement of the Trust,  as amended from time to time and  determined as set forth in the  Prospectus of such Fund and the  Statement of Additional  Information)  per Share for that Fund next determined following receipt of an order. The Institutional  Class Shares shall be sold without any initial sales charge or CDSC to investors who meet the eligibility  requirements set forth in a Fund's Prospectus and the Statement of Additional Information.

               (d) The  Distributor  shall use its best  efforts  and shall not be  obligated  to arrange  for sales of any certain number of Shares of a Fund and the  services  of the Distributor to the Trust hereunder  shall not be deemed to be exclusive,  and the  Distributor  shall be free to (i) render similar  services to, and act as underwriter or distributor in connection with the distribution of shares of other investment companies, and (ii) engage in any other businesses and activities from time to time.

               (e) The Distributor is authorized on behalf of the Trust to repurchase  Shares of a Fund presented to it by shareholders or dealers at the price  determined in accordance with, and in the manner set forth in, the Prospectus of such Fund.

               (f) In addition to the services  described  above,  the  Distributor  will  provide  services on behalf of the Funds with  respect to the Class B Shares  (except  Lutheran Brotherhood Limited Maturity Bond Fund and Lutheran Brotherhood Money Market
Fund) as is more fully set forth in the Trust's Plan of Distribution Pursuant to Rule 12b-1 (Class B) dated September 9, 1997,  as amended by letter dated October 29, 1999 (the "Rule 12b-1 Plan").  For  providing  these  services,  the  Distributor  shall be entitled,  subject to the terms and conditions of the Rule 12b-1 Plan, to a fee at an annual rate of .75% of the average daily value of net assets represented by such Class B Shares.

               (g) The Distributor shall also undertake certain shareholder servicing activities on behalf of the Funds with respect to the Class A Shares, as is more fully set forth in the Trust's  Shareholder  Servicing Plan (Class A) dated September 9, 1997, as amended by letter dated October 29, 1999 (the "Class A Shareholder  Servicing  Plan").  For providing these services,  the
Distributor  shall be entitled,  subject to the terms and  conditions of the Class A Shareholder  Servicing  Plan, to a fee at an
annual rate of .25% of the average daily value of net assets represented by such Class A Shares.

               (h) The Distributor shall also undertake certain shareholder servicing activities on behalf of the Funds with respect to the Class B Shares, as is more fully set forth in the Trust's  Shareholder  Servicing Plan (Class B) dated September 9, 1997, as amended by letter dated October 29, 1999 (the "Class B Shareholder Servicing Plan").  For providing these services, the Distributor shall be entitled,  subject to the terms and  conditions of the Class B Shareholder  Servicing  Plan, to a fee at an annual rate of
..25% of the average daily value of net assets represented by such Class B Shares.

               (i) The Distributor shall also undertake certain shareholder  servicing  activities on behalf of the Funds with respect to the Institutional Class Shares, as is more fully set forth in the Trust's Shareholder  Servicing Plan (Institutional
Class) dated September 8, 1999 (the "Institutional Class Shareholder  Servicing Plan"). For providing these services, the
Distributor  shall be entitled,  subject to the terms and conditions of the Institutional  Class Shareholder  Servicing Plan, to a
fee at an annual rate of 0.15% of the average daily value of net assets represented by such Institutional Class Shares.

           3.  DUTIES OF THE TRUST.

           (a) The Trust agrees to sell Shares of its Funds so long as it has Shares  available  for sale except that the Trust expressly  reserves and shall have the right to limit the class or classes of persons to whom shares of any Fund may be sold.

           (b) The Trust shall keep the Distributor  fully informed with regard to its affairs and shall furnish to the Distributor copies of all information,  financial  statements and other papers which the  Distributor may reasonably  request for use in connection with the  distribution of Shares of the Funds.  This shall include,  without  limitation,  one certified copy of all financial  statements of the Funds prepared by independent  public  accountants and such  reasonable  number of copies of a Fund's most current  Prospectus,  the Statement of Additional  Information  and annual and interim  reports as the  Distributor  may request.  The Trust shall  cooperate  fully in the efforts of the Distributor to arrange for the sale of Shares of the Funds in the performance by the Distributor of its duties under this Contract.

           (c) The Trust shall take,  from time to time, all necessary  action to register the Shares of the Funds under the 1933
Act,  including  payments of the related filing fees, so that there will be  available  for sale such  number of Shares of the
Funds as the  Distributor  may be  expected  to sell.  The Trust  agrees to file from time to time such  amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectus of a Fund, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus of a Fund which omission would make the statements therein, in light of the circumstances under which they were made, misleading.

           (d) The Trust shall use its best efforts to take all appropriate actions, including, without limitation, the filing of notices, as may be required to permit the sale of the Shares of the Funds and the Trust in such states as the Distributor shall designate,  and, if necessary or appropriate in connection therewith,  to qualify and maintain the qualification of the Trust as a broker-dealer  in such states.  The  Distributor  shall furnish such  information  and other material  relating to its affairs and activities as may be requested by the Trust in connection with such qualifications.

           4.  MANNER OF OFFERING.

           The Distributor will conform to and comply with all applicable federal  securities laws and the securities laws of any jurisdiction in which it sells,  directly or indirectly, any Shares.

           5.  RESERVATIONS OF RIGHTS BY THE TRUST.

           Notwithstanding the foregoing, the Trust may distribute shares of any Fund without the payment of any selling commission to the Distributor in the following instances:

           (a) Any Fund may issue shares to shareholders as stock dividends or stock splits;

           (b) Shareholders of any Fund may be permitted to reinvest any dividends or other distributions in shares of that Fund at net asset value;

           (c) In case any other  investment  company is merged into,  consolidated  with, or acquired by any Fund,  that Fund's shares may be issued in connection  with any such merger, consolidation, or acquisition at less than public offering price, but not less than net asset value per share;

           (d) Any Fund's  shares may be sold at net asset value to officers,  trustees,  fully  licensed  representatives  and full-time  employees of the Trust,  Lutheran  Brotherhood Research Corp.,  the investment  adviser to the Funds, or the Distributor or to such other persons  identified in any Fund's current  prospectus  pursuant to Rule 22d-1 adopted under the 1940 Act.

           6.  ALLOCATION OF EXPENSES.

           (a) The Trust will be responsible for, and shall pay the expenses of:

               (i) providing all necessary  services,  including fees and  disbursements  of counsel,  related to preparation, setting in type,  printing and filing of any  Registration Statement and/or Prospectus  required under the Securities Act of 1933, as amended, or under state securities law, covering its Shares, and all amendments and supplements  thereto, and preparing, setting in type, printing and mailing periodic reports to existing shareholders;

               (ii) the cost of all registration or qualification fees;

               (iii) the cost of preparing temporary and permanent share certificates for Shares of the Trust;

               (iv) all federal and state (if any) issue and/or transfer taxes payable upon the issue by or (in the case of treasury shares)  transfer from Trust to the  Distributor of any and all Shares distributed hereunder.

           (b) The Distributor  agrees that,  after the Prospectus and periodic  reports have been set in type, it will bear the expense of printing and  distributing  any copies thereof which are used in connection with the offering of Shares to dealers or prospective  investors.  The Distributor  further agrees that it will bear the expenses of preparing,  printing and distributing any other  literature  used by the  Distributor or furnished by it for use by dealers in connection  with the offering of Shares for sale to the public,  and any expense of advertising in connection with such offering.  The Distributor will also pay fees for services rendered by the transfer agent on behalf of the Distributor.

           7.  INDEPENDENT CONTRACTOR.

           The Distributor shall be an independent  contractor.  The Distributor is responsible for its own conduct; for the employment,  control and conduct of its agents and employees; and for injury to such agents or employees or to others  through its agents or employees.  The  Distributor  assumes full  responsibility  for its agents and employees  under  applicable statutes and agrees to pay all employer taxes hereunder.

           8.  INDEMNIFICATION.

           The Trust agrees to indemnify, defend and hold the Distributor,  its officers,  directors,  employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act
of 1934, as amended (the "1934 Act"), free and harmless from and against any and all losses,  claims,  damages, liabilities  and expenses  (including  the cost of  investigating  or defending  such claims,  damages or liabilities and any counsel fees incurred in connection  therewith)  which the Distributor,  its officers,  directors,  employees and agents or any such controlling person may incur under the 1933 Act, the 1934 Act, or under common law or otherwise,  arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration  Statement, a Prospectus, or the Statement of Additional
Information or arising out of or based upon the omission or any alleged  omission to state a material  fact required to be stated
therein or necessary to make the  statements  therein not  misleading, except insofar as such claims,  damages,  liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in  conformity  with  information  furnished  in writing by the  Distributor  to the Trust for use in the  Registration
Statement,  a Prospectus  or a Statement  of  Additional Information.  The Distributor agrees to promptly notify the Trust of any event giving rise to rights of indemnification  hereunder,  including any action brought against the Distributor, its officers, directors,  employees and agents or any such  controlling  person,  such  notification to be given by letter or telegram  addressed to the Trust at its principal  business office, but the Distributor's failure to notify the Trust shall not relieve the Trust from any obligation it may have to indemnify the Distributor hereunder or otherwise.

           The Distributor  agrees to indemnify,  defend and hold the Trust,  its Trustees and officers and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, free and harmless from and against any and all losses,  claims,  damages,  liabilities and expenses  (including the cost of  investigating  or defending such claims,  damages or liabilities and any counsel fees incurred in connection  therewith) which the Trust, its Trustees or officers or any such controlling  person may incur under the 1933 Act,  the 1934 Act, or under  common law or  otherwise,  but only to the extent that such  liability  or expense  incurred by the Trust,  its  Trustees or officers or such controlling  person arises out of or is based upon any untrue  statement or alleged untrue  statement of a material fact  contained in information  furnished in writing by Distributor to the Trust for use in the Registration  Statement,  a Prospectus or the Statement of Additional
Information.  The Trust agrees to promptly notify the Distributor of any event giving rise to rights of indemnification hereunder, including any action brought against the Trust, its Trustees or officers or any such controlling  person,  such notification being given to the Distributor at its principal  business  office,  but the Trust's failure so to notify the Distributor  shall not relieve the Distributor  from any obligation it may have to indemnify the Trust hereunder or otherwise.

           9.  TERM OF CONTRACT.

           This Contract shall be executed and become  effective with respect to all Existing Funds on July 1, 2002,  and, with respect to any additional  Fund, on the date of receipt by the Trust of the Notice from the Distributor that it is willing to serve as Distributor  with respect to such Fund.  Unless  terminated as provided  herein,  this Contract shall continue in force for one
(1) year from the date of its execution and thereafter from year to year,  provided  continuance is approved at least annually by either (i) the vote of a majority of the Trustees of the Trust, or by the vote of a majority of the outstanding  voting  securities of the Trust; and (ii) the vote of a majority of those Trustees of the Trust who are not interested  persons of the Trust and who have no direct or indirect  financial  interest in any Plan of Distribution  adopted by the Trust (or any Fund or class of Shares thereof) or any agreements  related to such  plan(s)  ("Qualified  Trustees"),  cast in person at a meeting  called for the purpose of voting on the  approval.  As used in this Section 10, the terms "vote of a majority of the outstanding  voting  securities" and
"interested  person" shall have the respective  meanings  specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended.  In addition to termination  by failure to approve  continuance  or by  assignment,  this Contract may at any time be terminated  without the payment of any penalty by vote of a majority of the Qualified  Trustees,  or by vote of a majority of the  outstanding  voting  securities of the Trust,  on not more than sixty (60) days' written notice by the Trust.
This Contract may be terminated by the  Distributor  upon not less than sixty (60) days' prior  written  notice to the Trust.  This
Contract  supersedes  any prior  agreement  relating to the subject matter hereof between the parties.

           10.  ASSIGNMENT.

           This Contract may not be assigned by the Distributor and shall automatically terminate in the event of an assignment (as defined in the 1940 Act) by the  Distributor, provided,  however,  that the Distributor may employ such other person,  persons, limited liability company,  limited liability companies,  partnership,  partnerships,  corporation,  or corporations, as it shall determine, in order to assist it in carrying out this Contract.

           11.  AMENDMENT.

           This Contract may be amended at any time by mutual  agreement in writing of the parties  hereto, provided that any such amendment is approved by a majority of the Qualified Trustees or by the holders of a majority of the Shares of the Trust.

           12.  LIMITATION OF LIABILITY.

           The Master Trust Agreement dated as of September 1, 1993,  amended from time to time,  establishing the Trust, which is hereby referred to, provides that the name The Lutheran Brotherhood  Family of Funds means the Trustees from time to time serving
(as Trustees but not personally) under said Master Trust Agreement.  It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders,  Trustees,  officers, employees or agents of the Trust, personally, but shall bind only the trust  property of the Trust,  as provided its Master Trust  Agreement.  The execution  and delivery of this Contract have been  authorized by the Trustees of the Trust and signed by the President of the Trust,  acting as such,  and neither such  authorization  by such Trustee nor such execution or delivery by such officer shall be deemed to have been made by any of them individually  or to impose any liability on any of them  personally,  but shall bind only the trust property of the Trust as provided in its Master Trust  Agreement.  The  obligations of any Fund hereunder  shall be the exclusive  obligation of that Fund and the  Distributor  can only look to the assets of that Fund to satisfy any debt or obligation  incurred by the Fund hereunder.

           IN WITNESS WHEREOF, this Contract has been executed for the Distributor and the Trust by their duly authorized officers as of the date first set forth above.

THE LUTHERAN BROTHERHOOD                            THRIVENT INVESTMENT
FAMILY OF FUNDS                                     MANAGEMENT INC.

By:  /s/ Pamela J. Moret                          By:  /s/ Bruce J. Nicholson
   ------------------------------                      ---------------------------
Name:      Pamela J. Moret                        Name:  Bruce J. Nicholson
Title:     President                              Title:    President